UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – August 9, 2019

EXTENDED STAY AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980)
 345-1600

ESH HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980)
 345-1600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share, of Extended Stay America, Inc. and Class B Common Stock, par value
$0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Paired Share.
	STAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Officer
On August 9, 2019, M. Thomas Buoy informed Extended Stay America, Inc. (the “Company”) that he will be resigning from his position as Executive Vice President, Revenue of the Company, effective as of December 31, 2019 (the “Resignation Date”). During the period prior to the Resignation Date, Mr. Buoy will continue to provide services to the Company as the Executive Vice President, Revenue, and following the Resignation Date, the Company will be eliminating the position of Executive Vice President, Revenue.
The Company expects to create a new position of Chief Marketing Officer and has commenced a search process to identify an individual to serve in that role.
Separation Agreement
Mr. Buoy and the Company have entered into a separation letter agreement with the Company, dated August
9
, 2019 (the “Separation Agreement”). The Separation Agreement provides that as of the Resignation Date, Mr. Buoy’s position of Executive Vice President, Revenue will be eliminated. During the period from January 1, 2020 through March 31, 2020 (the “Transition Services Period”), Mr. Buoy will remain an employee and serve as an advisor to the Company reporting directly to the new Chief Marketing Officer. Following the completion of the Transition Services Period, Mr. Buoy’s employment will be terminated (the “Termination Date”).
During the Transition Services Period, Mr. Buoy will continue to: (i) receive base salary at the annual rate of $459,380 payable bi-weekly
through the Company’s payroll (subject to applicable taxes and withholdings), (ii) remain eligible to receive the 2019 annual bonus based on actual performance under the Extended Stay America, Inc. Annual Incentive Plan, and (iii) vest in his restricted share units pursuant to the terms of each of the Long Term Incentive Plan Restricted Share Agreements for 2017, 2018 and 2019.
Following the completion of the Transition Services Period, Mr. Buoy’s employment with the Company will terminate and, subject to his execution and non-revocation
of a release of claims, he will generally be entitled to receive the benefits provided under the Extended Stay America, Inc. Executive Severance Plan (“Severance Plan”), which include cash severance, health plan benefit continuation and outplacement services. However, pursuant to the Separation Agreement, the cash severance that Mr. Buoy will receive will be 75% of his base salary rather than 100% as provided in the Severance Plan and a target bonus equal to 100% of his base salary.
The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified by its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated here by reference.

Item 9.01 Exhibits
(d)	Exhibits

Exhibit 10.1	Separation Agreement between Extended Stay America, Inc. and M. Thomas Buoy, dated as of August 9, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: August 9, 2019	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel

ESH HOSPITALITY, INC.

Date: August 9, 2019	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel